LIMITED POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints JoAnn M. Strasser, Michael V. Wible, Philip B. Sineneng,
Andrew J. Davalla, Zeynep D. Kart, Daniel Filstrup and
Parker D. Bridgeport, or any of them acting singly, as the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, to:
1. prepare, sign, and submit to the Securities and Exchange
Commission (the SEC) on its Electronic Data Gathering,
Analysis, and Retrieval (EDGAR) Filer Management website a Form ID application, including any amendments and exhibits thereto, and any other related documents as may be necessary or appropriate, to obtain from the SEC access codes to permit filing on the SEC's EDGAR system, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each act and thing requisite and necessary to be done as required by any rule or regulation of the SEC and the EDGAR
Filer Manual as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof;
2. act as an account administrator for the undersigned's
EDGAR account, including: (i) appointing, removing and replacing account administrators, technical administrators, account users, and delegated entities; (ii) maintaining the security of Filer's
EDGAR account, including modification of access codes; (iii) maintaining, modifying and certifying the accuracy of information on the undersigned's EDGAR account dashboard; and (iv) taking any other actions contemplated by Rule 10 of Regulation S-T;
3. accept a delegation of authority from the undersigned's EDGAR account administrators and authorize the EDGAR account administrators pursuant to that delegated entity designation to appoint, remove or replace users for the undersigned's EDGAR account;
4. execute for and on behalf of the undersigned, in the undersigned's capacity as a reporting person pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder of The Mexico Fund, Inc. (the "Fund"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Exchange Act;
5. seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Fund's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to any attorney-in-fact and further approves and ratifies any such release of information;
6. do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the SEC and stock exchange or similar authority, including without limitation, completing and filing an application for EDGAR codes (i.e., CIK and CCC codes) and updating same; and
7. take any other action of any type whatsoever in connection with the foregoing that, in the opinion of any of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any of the such attorneys-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorneys-in-fact may approve in the discretion of any of such attorneys-in-fact.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any of such attorneys-in-fact, or the substitute or substitutes of any of such attorneys-in-fact, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Fund assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.
This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Fund, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 24th day of February 2026.

Signature: 	/s/ David Michael Satterfield

Name:		David Michael Satterfield

State of Texas
County of Harris

This instrument was acknowledged before me on February 24, 2026, by David Michael Satterfield.

Given under my hand and seal and seal of office this 24th day of February 2026.

Notary Signature:/s/ Alisha M. Lara
Seal
Notary Signature: /s/ Alisha M. Lara
Seal
Alisha M. Lara
Notary Public, State of Texas
Comm. Expires 04-21-2026
Notary ID 131517606